Exhibit 2

FOR IMMEDIATE RELEASE	4 July 2011

WPP plc (“WPP”)

2011 Interim Results

WPP will be announcing its 2011 Interim results for the six months ended 30 June 2011 on 24th August 2011.

Contact:

Feona McEwan, WPP	+44 (0)207 408 2204